Exhibit 21 to

Form 10-K for 2001

Subsidiaries of the Registrant

(as of February 28, 2003)

Subsidiary Name	State of Incorporation

Broadwing Holdings Inc.	Delaware

Cincinnati Bell Telephone Company	Ohio

Cincinnati Bell Telecommunications Services Inc.	Ohio

ZoomTown.com Inc.	Ohio

Cincinnati Bell Wireless Company	Ohio

Cincinnati Bell Wireless Holdings LLC	Delaware

Cincinnati Bell Wireless LLC	Ohio

Broadwing Financial LLC	Delaware

Cincinnati Bell Any Distance Inc.	Ohio

Cincinnati Bell Public Communications Inc.	Ohio

Broadwing Communications Inc.	Delaware

Broadwing Communications Services Inc.	Delaware

Broadwing Technology Solutions Inc.	Ohio

Broadwing Communications Services of VA, Inc.	Virginia

Broadwing Communications Real Estate Services LLC	Delaware

Broadwing Services LLC	Delaware

Broadwing Telecommunications Inc.	Delaware

IXC Business Services LLC	Delaware

IXC Internet Services Inc.	Delaware

Broadwing Logistics LLC	Delaware

Mutual Signal Holding Corporation	Delaware

Mutual Signal Corporation	New York

Mutual Signal Corporation of Michigan	New York

MSM Assoc. Limited Partnership	Delaware